EXHIBIT 10.1

[NAME]

via e-mail

Re:       Retention Bonus Award

Dear _______:

As you know, an affiliate of Sycamore Partners, Daphne Parent LLC (“Buyer”), and Chico’s FAS, Inc. (the “Company”) have entered into an Agreement and Plan of Merger, dated as of September 27, 2023 (the “Merger Agreement”), pursuant to which, upon and subject to the completion of the transactions contemplated by the Merger Agreement, the Company will cease to be a publicly traded corporation and will become a wholly owned subsidiary of Buyer (the “Transaction”). The date on which the Transaction is consummated is referred to herein as the “Closing Date.”

As a valued member of our organization, we look forward to your continued contributions to the Company as we move forward. As such, the Company is pleased to offer you the following retention bonus, subject to the terms and conditions set forth in this letter (this “Retention Bonus Letter”).

1.            Payment of the Retention Bonus. Subject to the terms and conditions set forth herein, you will be eligible to receive a retention bonus in the aggregate amount of $[●] (the “Retention Bonus”), which will vest on the date that is three months following the Closing Date (the “Vesting Date”), subject to the accelerated vesting terms set forth in Section 2, below. Payment of the Retention Bonus is subject to (a) your timely execution, delivery and non-revocation of a release of claims in favor of Buyer, the Company and their affiliates, substantially in the form of the release attached hereto as Appendix A (the “Release”) and (b) your continuous employment with the Company or its affiliates through the Vesting Date, except as provided below.  The Retention Bonus will be payable in a lump sum on the Company’s first ordinary payroll date following the date on which the Release becomes effective and non-revocable (and in any event no later than March 15 of the year following the year in which the Vesting Date occurs). For the avoidance of doubt, the payment of the Retention Bonus will be in addition to, and not in lieu of, any severance or other benefits you may be entitled to pursuant to any other plan, program or agreement.

2.            Termination of Employment. Notwithstanding the foregoing, in the event that your employment with Buyer, the Company or their affiliates is terminated either (i) by Buyer, the Company or any of their affiliates other than due to a Disqualifying Event or (ii) by you for Good Reason (each as defined in Appendix B, which definitions shall apply solely with respect to this Retention Bonus Letter), in each case, prior to the Vesting Date set forth in Section 1, the Vesting Date shall be accelerated to the date of termination of your employment. Payment of the Retention Bonus following the Vesting Date will be subject to the same terms and conditions (including your execution and non-revocation of the Release) as set forth in Section 1. For the avoidance of doubt, if, prior to the Vesting Date, you voluntarily resign other than for Good Reason or your employment is terminated due to a Disqualifying Event, you will not receive payment of the Retention Bonus.

3.            Confidentiality. Your Retention Bonus award is personal and confidential, and you must not disclose its existence and amount to anyone (other than to your spouse/partner, legal or financial or other tax advisors, or to the extent required by law or to the extent necessary to enforce your rights under this Retention Bonus Letter), as not all Company employees are being given this opportunity. You must also not disclose the Company’s confidential, non-public information during your employment with the Company and for all periods thereafter. Notwithstanding the forgoing, nothing herein will prohibit or restrict you from making any disclosures that are required by law or protected under the whistleblower provisions of any applicable law, rule or regulation.

4.            Unfunded Arrangement; Special Incentive. The Retention Bonus hereunder shall not be deemed to create a trust or other funded arrangement. Your rights with respect to the Retention Bonus shall be those of a general unsecured creditor of the Company, and under no circumstances shall you have any other interest in any assets of the Company by virtue of the award of the Retention Bonus. The Retention Bonus will not be treated as salary or taken into account for purposes of determining any other compensation or benefits that may be provided to you.

5.            No Right to Continued Employment. Nothing in this Retention Bonus Letter will confer upon you any right to continued employment with the Company or any of its affiliates or interfere in any way with the right of the Company or its affiliates to terminate your employment at any time for any reason.

6.            Withholding; Section 409A. The Company may deduct and withhold from any amount payable under this Retention Bonus Letter such federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation. Although neither Buyer, the Company or any of their affiliates guarantee the tax treatment of any payment hereunder, it is the intention of the parties that this Retention Bonus Letter comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and guidance promulgated thereunder (collectively, “Section 409A”), and that it be interpreted in a manner consistent with the treatment of the Retention Bonus consistent therewith. In no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion, or other penalty that may be imposed on you by Section 409A or for damages for failing to comply with Section 409A.

7.            Governing Law; Effectiveness. The validity, interpretation, construction and performance of this Retention Bonus Letter will be governed by the laws of the State of [Florida], without giving effect to its conflicts of law. In the event that the transactions contemplated by the Merger Agreement are not consummated for any reason whatsoever (including if the Merger Agreement is terminated in accordance with its terms), this Retention Bonus Letter shall terminate automatically, be void ab initio and shall be of no further force or effect and you will have no rights or claims to receive any payments or benefits under this Retention Bonus Letter.

8.            Entire Agreement; Amendment. This Retention Bonus Letter contains the entire understanding between you and the Company with respect to the Retention Bonus, and supersedes any and all prior and contemporaneous agreements or understandings between you and the Company in respect of the Retention Bonus, whether written or oral. No provision of this Retention Bonus Letter may be modified or amended, except by the written consent of the parties hereto.

9.           Counterparts. This Retention Bonus Letter may be executed in two or more counterparts (including by facsimile or electronic PDF), each of which will be deemed an original but all of which together will constitute one and the same instrument.

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Thank you for being part of our team and for your contribution to our continued success. Please acknowledge and confirm your acceptance of this Retention Bonus Letter by signing below and returning a copy to [Kristin Gwinner] by PDF/EMAIL.

Sincerely yours,

Chico’s FAS, Inc.

By:
Title:

Accepted and Agreed:

[Name]

Date

(Signature Page to Retention Bonus Award)

Appendix A

Release

This Release of Claims (this “Release”) sets forth the parties’ agreement relating to the payment of the Retention Bonus to ____________ (“Employee”) in connection with the Transaction. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Retention Bonus Letter between Employee and Chico’s FAS, Inc. (“Company”), dated as of __________ (the “Retention Bonus Letter”).

The terms of this Release are as follows:

In consideration of the mutual promises made herein and the exchange of valuable consideration, including the Retention Bonus, the receipt and sufficiency of which are hereby acknowledged, Company and Employee hereby agree as follows:

1.            Retention Bonus. In exchange for Employee’s entering into this Release, Company will pay Employee the Retention Bonus, subject to the terms set forth in the Retention Bonus Letter.

2.            Release. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned Employee, for Employee, Employee’s spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge Company, Buyer, and all of their respective subsidiaries and affiliates (collectively, the “Company Group”), along with any of their respective former and future owners, equityholders, members, officers, managers, directors, attorneys, representatives, consultants, contractors, employees, agents, successors, and assigns (collectively, “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all claims, liability, actions, charges, causes of action, penalties, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs), debts, promises, agreements, of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers, including, without limitation, any claims in consequence of, arising out of, or in any way relating, which may be related to Employee’s employment with the Company Group prior to the Vesting Date.

The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims under breach of contract, claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 and 1991, the National Labor Relations Act (“NLRA”), the Age Discrimination in Employment Act (“ADEA”), the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act (“OWBPA”), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, and any other federal, state, or local statute or regulation regarding discrimination in employment, and any other federal or state statute or regulation for non-payment of wages, bonuses, commissions or other compensation, and for libel, slander, assault, battery, tort or any other theory under the common law of any state.

This also includes a release by Employee of any claims based upon public policy or related matters, breach of the implied covenant of good faith and fair dealing, implied or express employment contracts and/or estoppel, breach of contract, and all claims for alleged physical or

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personal injury, emotional distress relating to or arising out of Employee’s employment with the Company. This release and waiver does not apply to any claims with respect to the Retention Bonus itself or any other compensation or benefits due to Employee; any claims relating to indemnification obligations to Employee under the Company’s bylaws, certificate of incorporation, federal, state or local law or otherwise; any claims relating to Employee’s coverage under any directors and officers liability insurance policies; any rights that Employee has as a holder of securities of the Company or of any other entity; or any claims or rights that may arise after the Vesting Date. The foregoing release does not cover any right to indemnification that may exist under any agreement of Company regardless of when any claim is filed.

Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to (a) file a charge or complaint with or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information and (b) exercise the Employee’s rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees. Employee does, however, waive Employee ’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee’s behalf, except for any rights Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency. Employee represents and warrants that Employee has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

Employee agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Employee may bring a claim under the ADEA or the OWBPA to challenge this Release. If Employee violates this Release by suing Releasees, other than under the ADEA or the OWBPA, Employee shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Release is intended to reflect any party’s belief that Employee’s waiver of claims under ADEA or the OWBPA is invalid or unenforceable, it being the interest of the parties that such claims are waived.

If Employee has worked or is working in California, Employee expressly agrees to waive the protection of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee and Company agree and confirm that no reference herein to any specific claim or statute is intended to limit the scope of this Release.

3.            Non-Admission. The parties also mutually understand and agree that this Release does not constitute any admission of fault, responsibility or liability on the part of the Company Group, divisions, directors, officers, employees, volunteers, registered members or agents, or Employee.

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4.             Effective Date. Employee is being provided a copy of the Release on _________. Employee has been given at least sixty (60) days to consider whether to accept this Release. Employee is advised to consult with an attorney about this Release. To accept this Release, Employee must sign it before the sixty (60)-day period has expired, and return it to the attention of: Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966 c/o [Kristin Gwinner, Chief Human Resources Officer]. Once Employee has accepted this Release, Employee will have seven (7) days in which to revoke acceptance. To revoke, Employee must send a written statement of revocation by registered mail, return receipt requested, to Company, Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966, c/o General Counsel. If Employee does not revoke, the eighth (8th) day after Employee’s date of acceptance will be the effective date of this Release (the “Effective Date”).

Please note that if Employee does not return the signed and dated Release to Company c/o [Kristin Gwinner] by midnight on the date the sixty (60)-day period has expired, the offer to pay the Retention Bonus and this Release will be automatically withdrawn.

5.            Entire Agreement. The parties hereto acknowledge and represent that the Retention Bonus Letter and this Release contain the entire agreement between Employee and Company with respect to the Retention Bonus and supersede and takes priority over any other written or oral understanding or contract that may have existed in the past between Employee and Company or any of its current or former affiliates.

6.            Confidentiality. This Release and individual terms set forth herein are confidential. Employee represents that Employee will not disclose or cause to permit to be disclosed, disseminated, or publicized any allegations concerning Employee’s employment, the terms of this Release or the fact that Employee received monies under this Release, to any person, corporation, government agency, or other entity other than Employee’s legal counsel, immediate family members, or tax advisors, except as required by lawful subpoena or court order. Nothing herein will prohibit or restrict Employee from lawfully making any disclosures that are protected under the whistleblower provisions of any applicable law, rule or regulation.

7.            Breach. In the event that Employee breaches any of Employee’s obligations under the Retention Bonus Letter and this Release, payments under the Retention Bonus Letter shall cease.

8.            Enforcement/Severability. This Release shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida, without regard to its choice of law provisions. If any term or condition of this Release shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Release shall be construed without such term or condition.

9.            Amendment. This Release may not be amended or modified in any way, except pursuant to a written instrument signed by both parties.

10.          Knowing and Voluntary Release. Employee expressly acknowledges and agrees that Employee’s waiver of rights under this Release is knowing and voluntary; that Employee is signing this Release of Employee’s own free will and not because of any threats or duress; Employee acknowledges Employee has been given sixty (60) days to review and consider this Release before signing and returning it; and that Employee has read and understands the terms of this Release and has voluntarily accepted these terms for the purpose of making a full and final

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compromise, settlement and adjustment of any and all claims, disputed or otherwise, on account of the termination of Employee’s relationship with Company and for the express purpose of precluding forever any further claims arising out of such relationship or its termination as set forth above.

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HAVING READ AND UNDERSTOOD THE RELEASE, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS RELEASE, THE PARTIES HERETO HAVE EXECUTED THIS RELEASE AS OF THE DAY AND YEAR FIRST WRITTEN BELOW.

[Name]

Dated:

Chico’s FAS, Inc.

By:
[Name]

Dated:

(Signature Page to Release of Claims)

Appendix B

Definitions

“Disqualifying Event” means (a) termination due to unauthorized disclosure of proprietary information or trade secrets, or violation of any confidentiality or similar agreement signed, (b) unauthorized disclosure of client or prospective client lists developed by the Company or any of its affiliates, (c) attempts to recruit an employee of the Company or any of its affiliates to the service of another, or to interfere with the relationship between the Company or any of its affiliates and any such employee, (d) publication or other utterance of disparaging remarks intended to have, or having, the effect of damaging the reputation of the Company or any of its affiliates or casting aspersions on the quality of services provided by the Company or any of its affiliates (other than testimony compelled by order of a court of other governmental body of competent jurisdiction or other communication with a governmental agency protected under law), (e) acts of dishonesty, (f) engagement in criminal conduct or other serious misconduct that is likely to be harmful to the business or reputation of the Company or any of its affiliates, and (g) gross misconduct or willful violation of any Company policy.

“Good Reason” [shall have the meaning set forth in the Officer Severance Plan, subject to the notice, cure and termination periods set forth therein; provided, however, that any changes to your duties, responsibilities or authority that arise solely as a result of the Transaction (including as a result of the Company no longer being publicly traded following the Transaction and becoming a wholly owned subsidiary of Buyer) will not constitute Good Reason] [means either of the following occurring without your consent: (i) a material reduction in your aggregate annual base salary or (ii) the Company’s requiring you to be based at any location more than a fifty (50) mile radius from your current principal place of business as of the Closing Date that increases your commute (it being understood that (A) temporary relocations on account of disaster or other disruption and (B) with respect to any employee who is not currently a fully remote employee, requiring that you report to the office within your principal place of employment (instead of working remotely) shall not constitute Good Reason); provided, however, that none of the events described in the foregoing clauses shall constitute Good Reason unless you have notified the Company in writing describing the events that constitute Good Reason within 30 calendar days following the first occurrence of such events and then only if the Company fails to cure such events within 30 calendar days after the Company’s receipt of such written notice, and you shall have terminated your employment with the Company within 30 calendar days following the expiration of such cure period.]1

1 Note to Draft: The first bracketed definition to be used for participants in the Officer Severance Plan and the second definition to be used is for all other recipients.

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